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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]    Preliminary proxy statement.        [ ] Confidential, for use of the
                                               Commission only(as permitted by
[ ]    Definitive proxy statement.             Rule 14a-6(e)(2)).

[ ]    Definitive additional materials.

[X]    Soliciting material under Rule 14a-12.

                                SPECTRAFAX CORP.
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                (Name of Registrant as Specified in Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

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       (2)  Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)  Proposed maximum aggregate value of transaction:

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       (5)  Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount Previously Paid:

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       (2)  Form, Schedule or Registration Statement No.:

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       (3)  Filing Party:

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       (4)  Date Filed:

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         Certain statements contained in this soliciting material and in the accompanying releases may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would" or "intend." These forward-looking statements include, without limitation, those relating to the sale of the assets leased to DFI Communications, Inc. ("DFI"), the prospective merger transaction with Energy Solutions Enterprises, Inc. ("Energy Solutions") and shareholder value. We caution you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, failure or delay in obtaining required shareholder approval, failure to enter into a definitive agreement for the sale of the leased assets, failure to enter into a definitive agreement for the merger with Energy Solutions, adverse changes in SpectraFAX's, DFI's and/or Energy Solutions' financial results and conditions, changes in SpectraFAX's operating strategy, SpectraFAX's expectations and estimates concerning future financial performance, financing plans and the impact of competition, anticipated trends in SpectraFAX's business, SpectraFAX's dependence on existing sources of funding, changes in general economic conditions and business conditions, and other factors generally understood to affect the financial results of fax and information management companies, and other factors generally understood to affect the financial results of companies in the electrical storage and transmission industry, and other risks detailed from time to time in SpectraFAX's releases and Annual Report on Form 10-KSB for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission. SpectraFAX undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


         On June 1, 2001, SpectraFAX Corp. (the "Company") entered into a lease agreement with DataCom, LLC, an Illinois limited liability company and a wholly-owned subsidiary of DFI Communications, Inc., an Illinois corporation, ("DataCom") pursuant to which DataCom leased substantially all of the operating assets of the Company and began managing the operations of the Company (the "Lease"). The operating assets of the Company include substantially all of the Company's furniture, fixtures and equipment, inventory and accounts. Pursuant to the Lease, DataCom had until June 15, 2001 to confirm to the Company that it had accepted the condition of the assets and the terms of the Lease. As consideration for the Lease, DataCom is managing the operations of the Company and paying the Company cash in an amount of $300,000. The Lease also provides DataCom with an option to purchase the leased assets at the termination of the Lease for $100,000, subject to the negotiation of a mutually agreeable purchase agreement and approval of the Company's shareholders. The rental amount paid to the Company under the Lease and the purchase price for the leased assets under the option granted by the Lease were determined to be at fair market value by the Company's board of directors. The Lease and management agreement expire August 31, 2001.

         On June 27, 2001, the Company and Energy Solutions Enterprises, Inc., a Delaware corporation, ("Energy Solutions") entered into a non-binding letter of intent for a reorganization and merger of the Company and Energy Solutions following which the stockholders of Energy Solutions would hold a majority of the outstanding common stock of the combined company (the "Merger"). The combined company will continue the operations of Energy Solutions. The Merger would take place following the Company's sale of its assets to DataCom as described in the previous paragraph. Both the Merger with Energy Solutions and the sale of assets to DataCom are subject to the negotiation of definitive transaction agreements, the approval of the boards of directors of each of Energy Solutions, DataCom and the Company and the approval of the shareholders of Energy Solutions and the Company.

         If the Company enters into a definitive agreement to sell either its assets to DataCom pursuant to the option contained in the Lease with DataCom or enters into a merger agreement with Energy Solutions, then these proposed transactions will be submitted to the Company's shareholders for their consideration, and the Company will distribute a proxy statement and other relevant documents to its shareholders and file copies of such documents with the Securities and Exchange Commission ("SEC"). Investors and shareholders are urged to read the proxy statement (when available), because it will contain important information about the transaction or transactions, the Company and any acquirer. After the proxy statement is filed with the SEC, the proxy statement will be available free of charge, both on the SEC's web site (www.sec.gov) and from the Company by directing a request to SpectraFAX Corp., 501 Goodlette Road North, Suite B 206, Naples, Florida 34102, Attention: Vicki Koopman, Corporate Secretary. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to a shareholder meeting or meetings to be held in connection with such transaction or transactions. Information about the participants in the solicitation, including their interests in shares of the Company's common stock, is set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the SEC. Investors and shareholders may obtain additional information regarding the interests of the Company and its directors and officers by reading the proxy statement when it becomes available.

         Set forth below are recent public announcements made by the Company about the Energy Solutions and DataCom transactions.

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     THE FOLLOWING IS A PRESS RELEASE ISSUED BY SPECTRAFAX ON JUNE 28, 2001.

                      SPECTRAFAX ANNOUNCES MERGER AGREEMENT

NAPLES, Fla - June 28, 2001 - SpectraFAX Corp. (OTC/BB:SRFX) announced today the signing of a Letter of Agreement to reorganize and merge with Energy Solutions Enterprises, Inc., a Delaware corporation, with headquarters in Houston, Texas. The agreement is subject to a due diligence period of 14 days from June 27, 2001 and shareholder approval of both companies.

Energy Solutions has spent over two years finding, researching and developing proven methods of storing electrical energy and improving electrical energy transmission line efficiency. The Company is negotiating rights to a super capacitor system that allows electricity to be stored. This allows utilities to produce or purchase power during off peak times when the price for electricity is low then release the power to the grid when demand is greatest. Over fifteen acres of land near Houston has been purchased as a site for the first super capacitor facility. Additionally, the Company is in the process of obtaining agreements for the production of a more efficient electrical transmission line for the delivery of electricity and material supplies for such developments.

Thomas J. Conwell, CEO of SpectraFAX stated, "Management is extremely pleased to announce this merger. The energy problems of our country are evident and we feel our newly reorganized company will be positioned to help in assuring the power needs of our nation."

Energy Solutions has arranged a $2,500,000 line of credit to be in place upon completion of the merger.

SpectraFAX also announced that no definitive agreement for the sale of SpectraFAX Corp. assets has been reached with any company. There is a lease agreement and management agreement that has been entered into by DFI Communications and SpectraFAX Corp., which expires August 31, 2001 and also requires shareholder approval before any sale takes place. SpectraFAX's new corporate headquarters are 501 Goodlette Road, N., Suite B-206, Naples, Florida 34102.

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned, and the company hereby notes, that these statements may be affected by risk factors affecting the Company generally, as well as those identified in the SpectraFAX Registration Statement on Form 10-SB with the Securities and Exchange Commission, and actual results could differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.


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                      THE FOLLOWING IS A RELEASE ISSUED BY
                  SPECTRAFAX ON ITS WEB SITE ON JUNE 20, 2001.

    SPECTRAFAX (SRFX) SIGNS AGREEMENT TO LEASE AND SELL SPECTRAFAX PRODUCTS,
                   SERVICES AND ASSETS TO DFI COMMUNICATIONS


NAPLES, Fla - (June 1, 2001) - SpectraFAX Corp., ("SpectraFAX" or the "Company"), (OTC/BB:SRFX) announced that the Company has signed an agreement with DFI Communications to lease and sell the assets of Naples Florida based SpectraFAX Corp., subject to shareholder approval. SpectraFAX Corp., (SRFX) a market leader in fax, voice and data delivery and retrieval was founded in Naples, Florida in 1984. Since then, SpectraFAX Corp. has been instrumental in designing and installing fax management systems for hundreds of organizations throughout the world, and has provided seamless integration with all major phone switch manufacturers for the past 8 years. Last year, SpectraFAX purchased and further developed 2AlertMe.com services that delivery information to pagers, cell phones, fax machines and PDA's.

SpectraFAX could become the third acquisition by DFI Communications in less than a year. In the fall of last year, DFI acquired Cleo Communications and less than a month ago acquired DataCom Leasing Inc. These companies provide communication solutions that allow businesses to reach a wide range of partners and customers using existing operating environments.

Brian Hampton, the CEO of DFI Communications reports, "I am pleased with our progress over the past year. These recent acquisitions represent an integral part of our restructuring to match the changing direction of communications in our world today."

"The combined strength in the Team of companies and the technology they offer have positioned the joined firms to deliver the communications solutions that our customers tell us they need in the world of Internet e-commerce communications," added Brian Hampton.

Solutions include Cleo's recent release of LexiCom software, which is a communications solution for exchange of data between vendors and manufacturer's over the Internet, and DFI's release last year of WebZapp, which is an Internet ASP solution for Broadcast Faxing and Email, along with SpectraFAX's 2AlertMe.com and other products which allow data and text information to be delivered through combined systems.

SpectraFAX services will be relocating its current services in Naples, FL to both the DFI Communications redundancy site in Naples, FL and the offices in Rockford, IL. Cleo has offices in Rockford, IL and Ann Arbor, Michigan.

ABOUT DFI COMMUNICATIONS

With DFI's specialization of mass communications utilizing fax, voice and Internet technologies, DFI has ranked in the top ten of fax service bureaus for the past six years. DFI Communications has been an industry leader in providing enhanced telecommunication solutions for more than 10 years. Specializing in inbound and outbound mass communications through phone, fax and email, DFI helps businesses of all sizes and types to stay in touch with clients, staff, investors and the world. For more information on DFI Communications visit www.dfi.com.


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ABOUT CLEO COMMUNICATIONS.

Cleo's Communication solutions enable companies to connect e-business systems to the Internet and e-commerce networks. Through more than 15 years in more than 100,000 installations worldwide, Cleo provides broad platform support in legacy to Internet environments. For more information on Cleo Communications visit www.cleo.com.

MORE ABOUT SPECTRAFAX.

With the development of Fax Liaison(TM), SpectraFAX can offer a turnkey solution for companies who want all of the features of email/fax integration with the assurance that it comes from the company who had a key role in the development of the fax card. SpectraFAX partnerships and associations have included; Siemens, MiaSoft, Lucent Technologies, Lotus, Microsoft, Xerox/Omnifax, Siemens Business Communications, Novell, Hewlett-Packard, Intel, and Matsushita Fax Partner. Along with SpectraFAX's involvement in the fax services arena, they also offer these Service Bureau products; fax broadcast, fax on demand, disaster recovery, overflow services, and international Internet store and forward. For more information on 2AlertMe visit www.2Alertme.com.

ABOUT DATACOM LEASING.

DataCom Leasing provides lease financing for communications equipment for companies like DFI, Cleo and SpectraFAX.

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